SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): March 10, 1998

                             Corcom, Inc.
         (Exact name of registrant as specified in its charter)

         Illinois                    0-9487                36-2307626
 (State or other jurisdiction    (Commission             (I.R.S. Employer
      of incorporation)            File number)          Identification No.)



      844 E. Rockland Road
      Libertyville, Illinois                                  60048
(Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number, including area code:  (847) 680-7400


                               Not Applicable
        Former name or former address, if changed since last report


Item 5.  	Other Events.

On March 10, 1998 Corcom, Inc. (the "Registrant") entered into an Agreement and Plan of Merger by and among Communications Instruments, Inc., a North Carolina corporation ("CII"), RF Acquisition Corp., an Illinois corporation and wholly owned subsidiary of CII ("Merger Sub") and the Registrant (the
"Merger Agreement").   CII is owned by Code Hennessy & Simmons, LLC,  a
Chicago based private investment firm, and management. Pursuant to the Merger Agreement, (a) CII will acquire all of the Registrant's issued and outstanding shares of common stock for $13.00 per share in cash, or approximately $51.2 million, and (b) Merger Sub will merge with and into Registrant (the "Merger"), with Registrant being the surviving corporation in the Merger.

The closing of the Merger is subject to the satisfaction of certain conditions, including, among other matters, approval by the holders of two-thirds of the issued and outstanding shares of common stock of the Registrant, certain regulatory approvals and receipt by CII of debt financing necessary to consummate the Merger, a commitment for which has been provided by Bank of America National Trust and Savings Association. This financing is subject to certain conditions, including the execution of a definitive credit agreement satisfactory to Bank of America. A copy of the Merger Agreement is attached as Exhibit 2.1 and is hereby incorporated by reference.

CII also entered into an agreement with Werner E. Neuman, the President and Chairman of the Board of Directors of the Registrant, and James A. Steinback, a Director of the Registrant, whereby such individuals agreed to vote in favor of the Merger. These two individuals hold approximately 32% of the shares outstanding. A copy of this voting agreement is attached as Exhibit 99.1 attached hereto and is hereby incorporated by reference.

A copy of the press release of the Registrant, dated March 11, 1998, is attached as Exhibit 99.2 and is hereby incorporated by reference.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated as of March 10, 1998 by and
	among Corcom, Inc., Communications Instruments, Inc. and RF
	Acquisition Corp.

99.1	Voting Agreement dated as of March 10, 1998 by and among
	RFAcquisition Corp, James A. Steinback and Werner E. Neuman.

99.2	Press Release dated March 11, 1998


                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 13, 1998

CORCOM, INC.

By: /s/ Thomas J. Buns
Name: Thomas J. Buns
Title:	Vice President and Treasurer




                                  INDEX

Exhibit
Number  Description of Document

2.1 Agreement and Plan of Merger dated as of March 10, 1998 by and among Corcom, Inc., Communications Instruments, Inc. and RF Acquisition Corp.

99.1 Voting Agreement dated as of March 10, 1998 by and among RFAcquisition Corp, James A. Steinback and Werner E. Neuman.

99.2    Press Release dated March 11, 1998